                                CASTLE & COOKE, INC.

                                AMENDED AND RESTATED

                          1995 STOCK OPTION AND AWARD PLAN

                      (AS AMENDED EFFECTIVE FEBRUARY 9, 1999)

                                 TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
I.   THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Administration and Authorization; Power and Procedure. . . . . . . .1
     1.3  Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4  Shares Available for Awards. . . . . . . . . . . . . . . . . . . . .2
     1.5  Grant of Awards. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.6  Award Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.7  Limitations on Exercise and Vesting of Awards. . . . . . . . . . . .4
     1.8  Acceptance of Notes to Finance Exercise. . . . . . . . . . . . . . .4
     1.9  No Transferability . . . . . . . . . . . . . . . . . . . . . . . . .5


II.  EMPLOYEE OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.2  Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.3  Limitations on Grant and Terms of Incentive Stock Options. . . . . .6
     2.4  Limits on 10% Holders. . . . . . . . . . . . . . . . . . . . . . . .7
     2.5  Waiver of Restrictions . . . . . . . . . . . . . . . . . . . . . . .7
     2.6  Options and Rights in Substitution for Stock Options Granted by
          Other Corporations . . . . . . . . . . . . . . . . . . . . . . . . .7


III. STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . .8

     3.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.2  Exercise of SARs . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.3  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.4  Limited SARs . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


IV.  RESTRICTED STOCK AND STOCK UNIT AWARDS. . . . . . . . . . . . . . . . . .9

     4.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     4.2  Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.3  Return to the Corporation. . . . . . . . . . . . . . . . . . . . . 10


V.   PERFORMANCE AWARDS AND STOCK BONUSES. . . . . . . . . . . . . . . . . . 11

     5.1  Grants of Performance Share Awards . . . . . . . . . . . . . . . . 11
     5.2  Grants of Stock Bonuses. . . . . . . . . . . . . . . . . . . . . . 11
     5.3  Deferred Payments. . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.4  Special Performance-Based Share Awards . . . . . . . . . . . . . . 12



                                      i

VI.    OTHER PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

       6.1  Rights of Eligible Employees, Participants and Beneficiaries . . 12
       6.2  Adjustments; Acceleration. . . . . . . . . . . . . . . . . . . . 13
       6.3  Termination of Employment; Termination of Subsidiary Status;
            Discretionary Provisions . . . . . . . . . . . . . . . . . . . . 14
       6.4  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . 15
       6.5  Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . 16
       6.6  Plan Amendment, Termination and Suspension . . . . . . . . . . . 16
       6.7  Privileges of Stock Ownership. . . . . . . . . . . . . . . . . . 17
       6.8  Effective Date of this Plan. . . . . . . . . . . . . . . . . . . 17
       6.9  Term of this Plan. . . . . . . . . . . . . . . . . . . . . . . . 17
       6.10 Governing Law/Construction/Severability. . . . . . . . . . . . . 17
       6.11 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       6.12 Non-Exclusivity of Plan. . . . . . . . . . . . . . . . . . . . . 18


VII.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       7.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . 18


                              CASTLE & COOKE, INC.

                             AMENDED AND RESTATED
                        1995 STOCK OPTION AND AWARD PLAN
                    (AS AMENDED EFFECTIVE FEBRUARY 9, 1999)

I.   THE PLAN.

     1.1    PURPOSE.

            The purpose of this Plan is to promote the success of the Company and the interest of its stockholders by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees by providing them long-term incentives to improve the financial performance of the Company. "Corporation" means Castle & Cooke, Inc., a Hawaii corporation, and its successors, and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article VII.

     1.2    ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

            (a) COMMITTEE. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

            (b) PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee shall have the authority:

                   (i) to determine the particular Eligible Employees who will receive Awards;

                   (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

                   (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

                   (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Employee Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                   (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 6.6;

                   (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards, subject to Section 1.6; and

                   (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

            (c) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

            (d) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

            (e) DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

     1.3    PARTICIPATION.

            Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall not be eligible to receive any Awards under this Plan.

     1.4    SHARES AVAILABLE FOR AWARDS.

            Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

            (a) NUMBER OF SHARES. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 2,000,000 shares. The maximum number of shares subject to those options and stock appreciation rights that during any calendar year are granted to any individual shall be limited to 250,000 and the maximum number of shares in the aggregate subject to all Awards that during any calendar year are granted to any individual under this Plan shall be 300,000. Each of the three foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

            (b) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. Shares subject to outstanding Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any Option or other right to acquire shares of Common Stock under or receive cash or shares in respect of an Award shall expire or be cancelled or terminated without having been exercised or paid in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, unvested or undelivered shares of Common Stock subject thereto shall again be available for the purposes of this Plan, subject only to any applicable limitations under Section 162(m) of the Code as to Awards intended as performance-based awards thereunder. If the Corporation withholds shares of Common Stock pursuant to Section 6.5, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 6.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Award and under this Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan. Subject only to the preceding sentence, Section 1.4(c) and Section 6.10(c), Awards payable solely in cash, and Awards that do not constitute equity securities as defined in Rule 16a-1(d), shall not reduce the number of shares available for Awards under this Plan, (2) any imputed charges to the maximum number of shares deliverable under this Plan (through reserves or otherwise) shall be reversed in the case of Awards actually paid in cash, and (3), to the extent any shares were previously reserved in respect of Awards payable in cash or shares, the number of shares not delivered shall again be available for purposes of this Plan.

            (c)    PROVISIONS FOR CERTAIN CASH AWARDS.   The number of Awards
payable solely in cash or actually paid in cash ("CASH AWARDS") shall be determined by reference to the number of shares by which the value or price of the Award is measured and shall not, together with the aggregate number of shares theretofore delivered and subject to then outstanding Awards payable in shares (or alternatively payable in cash or shares) under this Plan, exceed the aggregate or individual limits of Section 1.4(a), subject to adjustments under this Section 1.4 and Section 6.2. Cash Awards that are forfeited or for any reason are not paid in cash under this Plan may again, subject to Section 6.10(c), be the subject of and available for subsequent Awards under the Plan. If an Award under this Plan is payable in cash only and is not measured by reference to shares of Common Stock, the aggregate dollar limits of Section 5.4 shall apply. Any cash-only Award that is measured by reference to shares but not intended as a performance-based award for purposes of Section 162(m) of the Code need not be counted against the limits under Section 1.4(a), (b) or (c), if applicable.

            (d) RESTRICTED STOCK LIMIT. The maximum number of shares that may be delivered under Restricted Stock or Stock Unit Awards that are issued only for services rendered (or for services and nominal consideration), as distinguished from an Award in payment or settlement of other rights, deferred compensation or otherwise expressly in lieu of cash compensation of comparable value, shall not exceed 200,000 shares, plus any shares in respect of dividend equivalent awards or Units thereon, subject to adjustments under or contemplated by Sections 1.4 and 6.2.

     1.5    GRANT OF AWARDS.

            Subject to the express provisions of this Plan, the Committee has the authority to determine those individuals who are Eligible Employees, whether any of them will receive an Award and if so the type of Award, the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award, the other terms of the Award, and, in the case of Performance Share Awards, in addition to the matters addressed in
Section 1.2(b), the specific objectives, goals and performance criteria, including the years of service before vesting, the relevant job classification or level of responsibility or other factors that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

     1.6    AWARD PERIOD.

            Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options, SARs or other rights to acquire Common Stock not later than 10 years after the Award Date; provided, however, that any payment of cash or delivery of shares pursuant to an Award may be delayed until a future date if specifically authorized by the Committee pursuant to Article IV or otherwise, by resolution, written consent or other writing.

     1.7    LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

            (a) PROVISIONS FOR EXERCISE. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six (6) months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

            (b) PROCEDURE. Any exercisable Award shall be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2.

            (c) FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

     1.8    ACCEPTANCE OF NOTES TO FINANCE EXERCISE.

            The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Employee in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

            (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under this Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

            (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of 10 years.

            (c) The note shall provide for full recourse to the Employee Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

            (d) If the employment of the Employee Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause the Employee Participant to incur liability under
Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Employee Participant subsequent to such termination.

            (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

            (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

     1.9    NO TRANSFERABILITY.

            (a) LIMIT ON EXERCISE. Except as provided herein and subject to Section 6.10, Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or for the account of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant. Subject to Section 6.4 and 6.10, the Committee may by express written authorization permit Awards to be exercised by and/or paid to certain persons or entities related to the Participant who are transferees of the Participant without consideration, or to such other persons as the Committee deems appropriate, pursuant to such conditions and procedures as the Committee in writing may establish and set forth in or by amendment to an Award Agreement.

            (b) LIMIT ON TRANSFER. No option, right or other Award granted under this Plan including, without limitation, any undistributed performance share or share of Restricted Stock that has not vested, shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), except (i) by will or the laws of descent and distribution, or (ii) pursuant to any other exception to transfer restrictions expressly permitted by the Committee AND set forth in the Award Agreement (or an amendment thereto), and (iii) in the case of Awards comprising Incentive Stock Options, as permitted by the Code. Any attempted transfer in violation of these provisions shall be void and the Corporation shall disregard any attempt at transfer, assignment or other alienation so prohibited.

            (c) DESIGNATION OF BENEFICIARY. The designation of a Beneficiary shall not constitute a transfer prohibited by the foregoing provisions.

II.  EMPLOYEE OPTIONS.

     2.1    GRANTS.

            One or more Options may be granted under this Article to any Eligible Employee. Each Option granted shall be designated by the Committee in the applicable Award Agreement as either a Nonqualified Stock Option or an Incentive Stock Option.

     2.2    OPTION PRICE.

            (a) PRICING LIMITS. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant.

            (b) PAYMENT PROVISIONS. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by certified or cashier's check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of
Section 1.8; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, PROVIDED, HOWEVER, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and PROVIDED FURTHER that any shares delivered which were initially acquired from the Company must have been owned by the Participant at least six (6) months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.
In addition to the payment methods described above, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 6.5. The Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

     2.3    LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

            (a) $100,000 LIMIT. To the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options shall be treated as nonqualified stock options. For this purpose, the Fair Market Value of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

            (b) OPTION PERIOD. Each Option and all exercise rights thereunder shall expire no later than 10 years after the Award Date, but may be subject to early termination pursuant to Sections 6.2 and 6.3 and/or deferred payout elections, as the Committee may permit.

            (c) OTHER CODE LIMITS. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.4    LIMITS ON 10% HOLDERS.

            No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     2.5    WAIVER OF RESTRICTIONS.

            Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may, generally or in specific cases only, for the benefit of any Eligible Employee, revise the vesting schedule, extend post-service exercise periods, or release other restrictions upon or change the number of shares subject to or the term of, an Award granted under this Article by cancellation of an outstanding Award and contemporaneous regrant, amendment, substitution, waiver or other legally valid means. Notwithstanding the foregoing, if such amendment or other action results in an exercise or purchase price which is lower than the exercise or purchase price of the original or prior Award, such action shall require shareholder approval.

     2.6 OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted to Eligible Employees under this Plan in substitution for employee stock options granted by other entities to persons who are or who become employees of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

III. STOCK APPRECIATION RIGHTS.

     3.1    GRANTS.

            In its discretion, the Committee may grant to any Eligible Employee stock appreciation rights ("SARs") concurrently with the grant of Options or other Awards or in respect of an outstanding Award, in whole or in part, or independently of any other Award, all on such terms as set forth by the Committee in the Award Agreement. Any SAR granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

     3.2    EXERCISE OF SARs.

            (a) EXERCISABILITY. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement. Unless the Award Agreement or the Committee otherwise provides, an SAR related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable and only when the Fair Market Value of the stock subject to the related Award exceeds the base price of the SAR.

            (b) EFFECT ON AVAILABLE SHARES. To the extent that a SAR is exercised, the number of shares of Common Stock subject to any related Award shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the SAR and the related Award of the Participant shall also be reduced by such number of shares, unless the Award Agreement otherwise provides.

            (c) PROPORTIONATE REDUCTION. If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

     3.3    PAYMENT.

            (a) AMOUNT. Unless the Committee otherwise provides, upon exercise of an SAR and surrender of an exercisable portion of any related Award (to the extent required by Section 3.2), the Participant shall be entitled to receive subject to Section 6.5 payment of an amount determined by multiplying

            (i) the difference obtained by subtracting the base price per share of Common Stock under the SAR from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR, by

            (ii) the number of shares with respect to which the SAR shall have been exercised.

     (b) FORM OF PAYMENT. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

     3.4    LIMITED SARs.

            The Committee may grant to any Eligible Employee SARs exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Shares during a specified period (not more than seven months) or at a specified time within a period of not more than seven months before, after or including the date of such event.

IV.  RESTRICTED STOCK AND STOCK UNIT AWARDS.

     4.1    GRANTS.

            (a) GENERAL. The Committee may, in its discretion, grant one or more Restricted Stock or Stock Unit Awards or any combination thereof to any Eligible Employee, subject to the limits of Section 1.4(d). Each Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six (6) months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend making the appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and
Section 1.7.  Upon issuance of the Restricted

Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

            (b) SPECIAL PROVISIONS FOR STOCK UNITS. Subject to such rules and procedures as the Committee may establish from time to time, the Committee may, in its discretion, authorize a Stock Unit Award or the crediting of Stock Units pursuant to the terms of this Plan and any applicable deferred compensation plan maintained by the Company, permit an Eligible Employee to irrevocably elect to defer or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other Award under this Plan or any other stock option plan or deferred compensation plan of the Company. The specific terms, conditions and provisions relating to each Stock Unit grant or election, including the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable agreement or Award and the relevant Company deferred compensation plan, in form substantially as approved by the Committee.

            (c) STOCK UNIT PAYOUTS. The Committee shall determine, among other terms of a Stock Unit grant or Award, the form of payment of Stock Units, whether in cash, Common Stock, or other consideration (including any other Award) or any combination thereof, the valuation of the Stock Units or any non-cash payment for purposes of the Award, and the applicable vesting and payout provisions of the Stock Units. The Committee in the applicable Award Agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

     4.2    RESTRICTIONS.

            (a) PRE-VESTING RESTRAINTS. Except as provided in Section 4.1 and 1.9, restricted shares comprising any Restricted Stock Award and shares subject to a Stock Unit Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares or units have lapsed and the shares or units become vested and other conditions to delivery or transfer are satisfied.

            (b) DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock or Stock Unit Award shall not be entitled to dividends for any of the shares (which dividends or any right to payment of the dividend equivalent amount shall be retained in a restricted account until the shares or units have vested and shall revert to the Corporation if they fail to vest). Restricted Stock shall be entitled to vote prior to vesting.

            (c) CASH PAYMENTS. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Unit Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares or units which cease to be eligible for vesting.

4.3           RETURN TO THE CORPORATION.

      Unless the Committee otherwise expressly provides, Stock Units or shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest, and Restricted Stock shall be returned to the Corporation in such circumstances and in such manner and on such terms as the Committee shall therein provide.

V.   PERFORMANCE AWARDS AND STOCK BONUSES.

     5.1    GRANTS OF PERFORMANCE SHARE AWARDS.

            The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors, which in the case of any Award to a Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not more than ten years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10(c)(2), if applicable) may determine.

     5.2    GRANTS OF STOCK BONUSES.

            The Committee may grant a Stock Bonus to any Eligible Employee to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

     5.3    DEFERRED PAYMENTS.

            The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferment shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

     5.4    SPECIAL PERFORMANCE-BASED SHARE AWARDS.

            (a) GENERAL PROVISIONS. Without limiting the generality of the foregoing, and in addition to awards granted under other provisions of this Plan, performance-based awards within the meaning of Section 162(m) of the Code ("PERFORMANCE-BASED AWARDS") may be granted under this Plan, in the form of restricted stock, performance stock, stock, units, bonuses, options, or other rights, whether or not related to stock values or appreciation and payable in shares or cash or a combination thereof, the vesting of which depends on the performance of the Company on a consolidated or Business Unit basis with reference to any one or more of the business criteria set forth on Exhibit A to this Plan (the "Business Criteria"), incorporated herein by this reference, relative to preestablished performance goals.

            (b) ELIGIBLE CLASS. The eligible class of persons for Awards under this Section 5.4 shall be officers of the Company.

            (c) MAXIMUM AWARD. In no event shall grants made in any fiscal year to any eligible person under this Section 5.4 relate to more than 300,000 shares or a cash amount of more than $3.75 million payable in respect of any one fiscal year.

            (d) TIMING OF DECISIONS; ADJUSTMENTS; COMMITTEE CERTIFICATION. The applicable Business Criteria and specific performance goal or goals ("targets") must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such targets remains substantially uncertain. The applicable performance measurement period may be not less than one nor more than 10 years. The Award terms shall specify whether and in what manner the performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set, to the extent permitted by Section 162(m) of the Code and applicable regulations and interpretations thereunder. Before any Performance-Based Award under this Section 5.4 is paid, the Committee must certify (to the extent required by Section 162(m) of the Code) that the material terms of the Performance-Based Award were satisfied.

            (e) TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.4, including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, IF the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

VI.  OTHER PROVISIONS.

     6.1    RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIESH.

            (a) EMPLOYMENT STATUS. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

            (b) NO EMPLOYMENT CONTRACT; NO PARTIAL VESTING. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall change an employee's status as an "at will" employee nor confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the person's employment. However, neither shall anything contained in this Plan or any document related hereto adversely affect any independent contractual right of such person without his or her consent. Service between specified vesting dates shall provide no basis for partial vesting or pro rata benefits unless an Award Agreement expressly otherwise provides.

            (c) PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4(b)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     6.2    ADJUSTMENTS; ACCELERATION.

            (a) ADJUSTMENTS. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any similar extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (e) the performance standards appropriate to any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, reorganization, merger, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto without the written consent of holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to shareholders generally.

            (b) ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event

            (i)    each Option and SAR shall become immediately exercisable,

            (ii) Restricted Stock shall immediately vest free of restrictions, and

            (iii) the number of shares, cash or other property covered by each Performance Share or Stock Unit Award shall be issued to the Participant;

The Committee may override the limitations on acceleration in this Section 6.2(b) by express provision in the Award Agreement or otherwise and may accord any Eligible Employee a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable legal requirements.

            (c) POSSIBLE EARLY TERMINATION OF ACCELERATED AWARDS. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as permitted by Section 6.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) an event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of an event described in Section 6.2(a) that results in a Change of Control approved by the Board, such Option or right shall thereupon terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, exchange or other settlement of such Option or right.

     6.3 TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

            (a) OPTIONS - RESIGNATION OR DISMISSAL. If the Participant's employment by the Company terminates for any reason other than Retirement, Total Disability or death, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 1.6, three months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option to the extent not exercisable on that date shall terminate.

            (b) OPTIONS - RETIREMENT, DEATH OR DISABILITY. If the Participant's employment by the Company terminates as a result of Retirement, Total Disability or death, the Participant, Participant's Personal Representative or his or her Beneficiary, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 1.6, 12 months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable by the date of termination of employment, and any Option to the extent not exercisable on that date shall terminate.

            (c) CERTAIN SARS. Each SAR granted concurrently or in tandem with an Option shall have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

            (d) OTHER AWARDS. The Committee shall establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) in the event of a termination of employment and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

            (e) CHANGE IN SUBSIDIARY STATUS. For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity owned, controlled by or under common control with the Company.

            (f) STOCK UNITS. Each Award Agreement in respect of Stock Units shall include the applicable benefit distribution and termination provisions for the grant or Award and shall specify the form of payment and may incorporate (to the extent applicable) terms of this Plan, another Award and/or any other deferred compensation plan under which it is governed.

            (g) COMMITTEE DISCRETION. Notwithstanding the foregoing provisions of this Section 6.3, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement.

     6.4    COMPLIANCE WITH LAWS.

            This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     6.5    TAX WITHHOLDING.

            Upon any exercise, vesting, or payment of any Award (or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code), the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

     6.6    PLAN AMENDMENT, TERMINATION AND SUSPENSION.

            (a) BOARD OR COMMITTEE AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding or payments deferred in accordance with the terms of this Plan.

            (b) SHAREHOLDER APPROVAL. To the extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

            (c) AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect, in any manner materially adverse to the Employee Participant, his or her rights and benefits under an Award.

            (d) LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments requiring a Participant's consent under this Section 6.6 or any other provision of this Plan or any Award Agreement.

     6.7    PRIVILEGES OF STOCK OWNERSHIP.

            Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholders for which a record date is prior to such date of delivery.

     6.8    EFFECTIVE DATE OF THIS PLAN.

            The effective date of this Plan was November 1, 1995. Amendments effective February 9, 1999 were approved by the Board, subject to shareholder approval.

     6.9    TERM OF THIS PLAN.

            No Award shall be granted under this Plan after October 31, 2005 (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and shall continue in respect of Awards outstanding on the termination date.

     6.10   GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

            (a) CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

            (b) SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

            (c)    PLAN CONSTRUCTION.

            (1) RULE 16b-3. Transactions or events in respect of Awards hereunder, to the extent approved by the Board or Committee, are intended, in the case of Participants who are or may be Section 16 Persons, to satisfy the applicable requirements for exemption under Rule 16b-

3 to avoid liability under Section 16 of the Exchange Act. If any provision of this Plan or of any Award would frustrate or conflict with this intent, the provision to the extent possible shall be interpreted so as to avoid such conflict.

            (2) SECTION 162(m). It is the further intent of the Company that Options or SARs with an exercise or base price not less than Fair Market Value on the date of grant and Performance-Based Awards under Section 5.4 of this Plan that are granted to or held by a Section 16 Person shall (if so designated by the Committee) qualify as performance-based compensation under
Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

            (3) BIFURCATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PLAN, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of any Award Agreement (or this Plan) intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 or Section 162(m) of the Code (to the extent permitted thereby) are applicable only to persons subject to those provisions and to those Awards to those persons intended to satisfy the requirements of those rules.

     6.11   CAPTIONS.

            Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

     6.12   NON-EXCLUSIVITY OF PLAN.

            Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

VII. DEFINITIONS.

     7.1    DEFINITIONS.

            (a) "AWARD" shall mean an award of any Option, SAR, Restricted Stock, Stock Bonus, Stock Unit, Performance Share, or Performance-Based Award, or any dividend equivalent rights in respect of any thereof, or any deferred payment right or other right or security in respect of any thereof, and may include as an incident thereto any other Award, or any combination of the foregoing, whether alternative or cumulative, authorized by and granted under this Plan.

            (b) "AWARD AGREEMENT" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

            (c) "AWARD DATE" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date.

            (d) "AWARD PERIOD" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

            (e) "BENEFICIARY" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

            (f) "BOARD" shall mean the Board of Directors of the Corporation.

            (g)    "CHANGE IN CONTROL EVENT" shall mean any of the following:

            (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

            (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

            (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary or other affiliate; or

            (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding Shares of Common Stock at the time of adoption of this Plan (or an affiliate, successor, heir, descendent or related party of or to any such person), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

            (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (i)    "COMMISSION" shall mean the Securities and Exchange
Commission.

            (j) "COMMITTEE" shall mean a committee appointed by the Board to administer this Plan, which committee shall be comprised of at least two Board members, at least a majority of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, should be Disinterested Directors, PROVIDED, HOWEVER, that the fact that one or more Directors acting in the matter are not Disinterested Directors shall not affect the validity of any action taken by them or the Committee.

            (k) "COMMON STOCK" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
Section 6.2 of this Plan.

            (l) "COMPANY" shall mean, collectively, the Corporation and its Subsidiaries.

            (m) "CORPORATION" shall mean Castle & Cooke, Inc., a Hawaii corporation, and its successors.

            (n) "DISINTERESTED DIRECTOR" means (unless the Board otherwise determines) a member of the Board who is a Non-Employee Director as defined in Rule 16b-3 and an "outside director" as defined in regulations under
Section 162(m) of the Code, as each may be amended from time to time.

            (o) "ELIGIBLE EMPLOYEE" shall mean an officer (whether or not a director) or employee of the Company, or any Other Eligible Person, as determined by the Committee in its discretion.

            (p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            (q) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (r) "FAIR MARKET VALUE" on any date shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;
(iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

            (s) "INCENTIVE STOCK OPTION" shall mean an Option which is designated and intended as an incentive stock option within the meaning of
Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

            (t) "NONQUALIFIED STOCK OPTION" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

            (u) "OPTION" shall mean an option to purchase Common Stock under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

            (v) "OTHER ELIGIBLE PERSON" shall mean any individual consultant or advisor, or (to the extent provided in the next sentence) agent, who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee. A non-employee agent providing BONA FIDE services to the Company (other than as an eligible advisor or consultant) may also be selected as an Other Eligible Person if such agent's participation in this Plan would not adversely affect (x) the Corporation's eligibility to use Form S-8 to register under the Securities Act the offer and sale by the Company of shares issuable under this Plan or (y) the Corporation's compliance with any other applicable laws.

            (w) "PARTICIPANT" shall mean an Eligible Employee who has been granted an Award under this Plan.

            (x) "PERFORMANCE SHARE AWARD" shall mean an award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.4, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

            (y) "PERSONAL REPRESENTATIVE" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

            (z) "PLAN" shall mean this Castle & Cooke, Inc. Amended and Restated 1995 Stock Option and Award Plan, as from time to time amended.

            (aa) "RESTRICTED STOCK" shall mean shares of Common Stock awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

            (bb) "RETIREMENT" shall mean retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining age 55 with ten or more years of service or age 65.

            (cc) "RULE 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act effective on November 1, 1996, or any successor provision, as amended from time to time.

            (dd) "SECTION 16 PERSON" shall mean a person subject to Section 16(a) of the Exchange Act.

            (ee) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

            (ff) "STOCK APPRECIATION RIGHT" or "SAR" shall mean a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

            (gg) "STOCK BONUS" shall mean an Award of shares of Common Stock for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

            (hh) "STOCK UNIT" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Company (subject to adjustment) solely for purposes of this Plan.

            (ii) "STOCK UNIT ACCOUNT" shall mean the bookkeeping account maintained by the Company on behalf of each Participant who is credited with Stock Units in accordance with this Plan, which account may be payable in cash, stock and/or other consideration, as the Committee may determine.

            (jj) "SUBSIDIARY" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

            (kk) "TOTAL DISABILITY" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

                                   EXHIBIT A

                               BUSINESS CRITERIA


     Business Criteria means any one or more of: Total Stockholder Return, Earnings Per Share, Net Income, Earnings Before Taxes, Return on Average Common Equity, Return On Average Assets, EBT-ROI, Net Income, Net Income-ROI, Net Cash Flow, Stock Appreciation, Funds From Operations, Occupancy Gains, EBITDA, Overall Square Footage Growth, Entitlement Gains and Cost Reduction, determined on either a Business Unit or Company (consolidated) basis. The following provisions further define these and related terms.

     "Applicable Period" means a period of time within or coincident to a Performance Cycle with respect to which Performance Target(s) are established for any one or more of the Business Criteria.

     "Business Unit" means a region, subsidiary, division or other organizational unit of the Company, or segment of its operations for accounting purposes, which maintains or which is the subject of a separate accounting of its financial performance.

     "Company" means Castle & Cooke, Inc. and its subsidiaries on a consolidated basis, unless the context otherwise requires.

     "Cost Reduction" for any Applicable Period means a reduction in cost of goods sold, selling, marketing, and general and administrative expenses during the Applicable Period as compared to a prior Applicable Period or average of more than one Applicable Period, expressed as an absolute dollar amount or as a percentage of a specific amount.

     "Earnings Before Taxes" or "EBT" for any Applicable Period means the consolidated net income of the Company for the Applicable Period before income taxes.

     "Earnings Per Share" means per share net income of the Company, as determined on either a "basic" or "diluted" basis under FAS 128 (or its successor), as specified and established by the Committee in connection with the grant of the Award.

     "EBITDA" means earnings before interest, taxes, depreciation and amortization for the Applicable Period.

     "EBT-ROI" means EBT for the Applicable Period divided by the periodic average of the Net Investment for the Applicable Period.

     "Entitlement Gains" means obtaining entitlements (i.e., receipt of all necessary land use and zoning approvals for development from applicable governmental agencies, except for plat maps, subdivision approvals, grading and building permits and other secondary approvals) for land previously unentitled, measured in units or acres as specified by the Committee, during the Applicable Period as reflected in the Company's reports for the Applicable Period.

     "Funds From Operations" means Funds from Operations, as defined by The National Association of Real Estate Investment Trusts (or its successor) at the time of the grant of an Award, for the Applicable Period.

     "Net Cash Flow" means EBITDA plus the non-cash cost of sales, minus developmental expenditures and capital expenditures, adjusted for other cash flow items in accordance with GAAP.

     "Net Income" means net income for the Applicable Period.

     "Net Income-ROI" means the Net Income for the Applicable Period divided by the periodic average of the Net Investment for the Applicable Period.

     "Net Investment" means total assets less the sum of cash and cash equivalents (short-term investments), investments in consolidated subsidiaries, accounts payable and accrued liabilities, and minority interests and deferred credits.

     "Occupancy Gains" means increases in the occupancy level of specified property or properties (owned at both the beginning and end of the Applicable Period) during the Applicable Period, measured as a percentage of the gross leasable/occupiable area in the case of commercial properties and as a percentage of the number of rooms available in the case of hotel properties.

     "Overall Square Footage Growth" means the increase, between the beginning and end of the Applicable Period, in the total square feet of gross leasable area.

     "Performance Cycle" means the period of time not less than one fiscal year nor more than 10 fiscal years over which performance is measured for determining the amount of any payment opportunity from Awards granted under the Plan.

     "Return On Average Common Equity" means the consolidated net income to common stockholders for the Applicable Period divided by the periodic average of total common stockholders equity during the Applicable Period.

     "Return on Average Assets" means consolidated net income divided by the periodic average of total assets for the Applicable Period.

     "Stock Appreciation" means an increase in the price or value of the Common Stock of the Corporation after the date of grant of an Award and during the Applicable Period with respect to the Corporation's Common Stock on stand alone basis, or on a basis relative to the performance of a specified peer group.



     Except as otherwise expressly provided, all financial terms are used as defined or used under generally accepted accounting principles (GAAP) and, where applicable, all determinations shall be made in accordance with GAAP and as made or applied by the Company in, or in the preparation of, its periodic reports to stockholders or other financial reports, as the case may be.

                                      A-2